Exhibit 3.2

THIRD AMENDED AND RESTATED BY-LAWS OF
THE WARNACO GROUP, INC.

ARTICLE I

OFFICES

SECTION 1.01. Registered Office. The registered office of The Warnaco Group, Inc. (the “Corporation”) in the State of Delaware shall be 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of its registered agent at such address is United States Corporation Company.

SECTION 1.02. Other Offices. The Corporation may also have an office or offices at any other place or places within or without the State of Delaware as the Board of Directors of the Corporation (the “Board”) may from time to time determine or the business of the Corporation may from time to time require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 2.01. Annual Meetings. The annual meeting of the recordholders (each, a “Stockholder,” and collectively, “Stockholders”) of shares of common stock of the Corporation issued and outstanding (“Shares”) of the Corporation for the election of directors of the Corporation (“Directors”), and for the transaction of such other business as may properly come before such meeting, shall be held at such place, date and time as shall be fixed by the Board and designated in the notice or waiver of notice of such annual meeting; provided, however, that no annual meeting of Stockholders need be held if all actions, including the election of Directors, required by the General Corporation Law of the State of Delaware (the “General Corporation Law”) to be taken at such annual meeting are taken by written consent in lieu of meeting pursuant to Section 2.10 hereof.

SECTION 2.02. Special Meetings. Special meetings of Stockholders for any purpose or purposes may be called by the Board or the Chairman of the Board, a committee of the Board that has been duly designated by the Board and whose powers and authority include the power to call such meetings, or the chairman of such committee, the President or the Secretary of the Corporation or by Stockholders holding at least 15% of the Shares entitled to vote thereat, to be held at such place, date and time as shall be designated in the notice or waiver of notice thereof.  At a special meeting of Stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).

SECTION 2.03. Notice of Meetings. (a) Except as otherwise provided by law, written notice of each annual or special meeting of stockholders stating the place, date and time of such meeting and, in the case of a special meeting, the purpose or purposes for which such meeting is to be held, shall be given to each Stockholder entitled to vote thereat, not less than 10 nor more than 60 days before the date of such meeting. Notice may be given personally, by mail or, if consented to by the Stockholder, by electronic transmission. Any consent of a Stockholder to receive notice by means of electronic transmission shall be revocable by the Stockholder by written notice to the Corporation.  Any such consent shall be deemed to be revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices in accordance with such consent and (ii) such inability becomes known to the Secretary or Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.  Notice shall be deemed given: (i) if by mail, when deposited in the United States mail, addressed to such Stockholder at such Stockholder’s address as it appears in the records of the Corporation, (ii) if personally, when delivered to such Stockholder, (iii) if by facsimile telecommunication, when directed to a number at which the Stockholder has consented to receive notice; (iv) if by electronic mail, when directed to an electronic mail address at which the Stockholder has consented to receive notice; (v) if by a posting on an electronic network, together with separate notice to the Stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (vi) if by any other form of electronic transmission, when directed to the Stockholder.  If, prior to the time of delivery, the Secretary of the Corporation (the “Secretary”) receives a written request from a Stockholder that notices intended for such Stockholder are to be delivered to an address other than the address that appears on the records of the Corporation, then the Corporation will deliver notice to such other address.

(b)           Notice of a special meeting of Stockholders may be given by the person or persons calling the meeting, or, upon the written request of such person or persons, such notice shall be given by the Secretary on behalf of such person or persons. If the person or persons calling a special meeting of Stockholders give notice thereof, such person or persons shall deliver a copy of such notice to the Secretary. Each request to the Secretary for the giving of notice of a special meeting of Stockholders shall state the purpose or purposes of such meeting.

SECTION 2.04. Waiver of Notice. Notice of any annual or special meeting of Stockholders need not be given to any Stockholder who files a written waiver of notice with the Secretary, signed by the person entitled to notice, or who delivers to the Corporation a waiver by electronic transmission, sent by the person or persons entitled to notice, whether before or after such meeting. Neither the business to be transacted at, nor the purpose of, any meeting of Stockholders need be specified in any written waiver or waiver by electronic transmission of notice thereof. Attendance of a Stockholder at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when such Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the notice of such meeting was inadequate or improperly given.

SECTION 2.05. Adjournments. Whenever a meeting of Stockholders, annual or special, is adjourned to another date, time or place, notice need not be given of the adjourned meeting if the date, time and place thereof are announced at the meeting at which the adjournment is taken. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder entitled to vote thereat. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

SECTION 2.06. Quorum. Except as otherwise provided by law or the Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), the recordholders of a majority of the Shares entitled to vote thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at all meetings of Stockholders, whether annual or special. If, however, such quorum shall not be present in person or by proxy at any meeting of Stockholders, the Stockholders entitled to vote thereat may adjourn the meeting from time to time in accordance with Section 2.05 hereof until a quorum shall be present in person or by proxy.

SECTION 2.07. Voting. Unless otherwise provided in the Certificate of Incorporation, each Stockholder shall be entitled to one vote for each Share held of record by such Stockholder. Except as otherwise provided by law, the Certificate of Incorporation or Section 2.08 hereof, when a quorum is present at any meeting of Stockholders, the vote of the recordholders of a majority of the Shares constituting such quorum shall decide any question brought before such meeting.

SECTION 2.08. Required Vote for Directors.  A nominee for Director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that if, as of a date that is 10 days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission in respect of such meeting, the number of nominees exceeds the number of Directors to be elected at such meeting, the Directors shall be elected by the vote of a plurality of the Shares present in person or by proxy at any such meeting and entitled to vote on the election of Directors. Abstentions and broker non-votes, if any, will not constitute votes cast for purposes of this Section 2.08.

SECTION 2.09. Proxies. Each Stockholder entitled to vote at a meeting of Stockholders or to express, in writing, consent to or dissent from any action of Stockholders without a meeting may authorize another person or persons to act for such Stockholder by proxy. Such proxy shall be filed with the Secretary before such meeting of Stockholders or such action of Stockholders without a meeting, at such time as the Board may require. No proxy shall be voted or acted upon more than three years from its date, unless the proxy provides for a longer period. Without limiting the manner in which a Stockholder may authorize another person or persons to act for such Stockholder as proxy, the following shall constitute a valid means by which a Stockholder may grant such authority:

(a)           A Stockholder may execute a writing authorizing another person or persons to act for such Stockholder as proxy.  Execution may be accomplished by the Stockholder or such Stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(b)           A Stockholder may authorize another person or persons to act for such Stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Stockholder.  If it is determined that such electronic transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.

SECTION 2.10. Stockholders’ Consent in Lieu of Meeting. Any action required by the General Corporation Law to be taken at any annual or special meeting of Stockholders, and any action which may be taken at any annual or special meeting of Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the recordholders of Shares having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which the recordholders of all Shares entitled to vote thereon were present and voted.  Every written consent shall bear the date of signature of each Stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by this Section 2.10 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the Stockholders are recorded.  An electronic transmission consenting to an action to be taken and transmitted by a Stockholder or proxyholder, or by a person or persons authorized to act for a Stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section 2.10, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the electronic transmission was transmitted by the Stockholder or proxyholder or by a person or persons authorized to act for the Stockholder or proxyholder and (ii) the date on which such Stockholder or proxyholder or authorized person or persons transmitted such electronic transmission.  The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.  No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the Stockholders are recorded.  Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.   Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

SECTION 2.11.  Nomination of Directors; Nature of Business at Meetings of Stockholders.   (a)   Nomination of Directors.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of Directors in certain circumstances.  Nominations of persons for election to the Board may be made at any annual meeting of Stockholders, or at any special meeting of Stockholders called for the purpose of electing Directors, (i) by or at the direction of the Board (or any duly authorized committee thereof) or (ii) by any Stockholder of the Corporation (A) who is a Stockholder of record on the date of the giving of the notice provided for in this Section 2.11(a) and on the record date for the determination of Stockholders entitled to notice of and to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 2.11(a).

  (i)           In addition to any other applicable requirements, for a nomination to be made by a Stockholder, such Stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

  (ii)          To be timely, a Stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (A) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of Stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the Stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (B) in the case of a special meeting of Stockholders called for the purpose of electing Directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.  In no event shall the adjournment or postponement of an annual meeting or a special meeting called for the purpose of electing directors, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.

(iii)          To be in proper written form, a Stockholder’s notice to the Secretary must set forth (A) as to each person whom the Stockholder proposes to nominate for election as a Director (1) the name, age, business address and residence address of such person,

(2) the principal occupation or employment of such person, (3) (w) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (x) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (y) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (z) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; and (4) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (B) as to the Stockholder giving the notice, and the beneficial owner, if any, on whose behalf the nomination is being made, (1) the name and record address of such person; (2) (w) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (x) the name of each nominee holder of shares of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of shares of stock of the Corporation held by each such nominee holder, (y) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (z) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (3) a description of all agreements, arrangements or understandings (whether written or oral) between such person, or any affiliates or associates of such person, and any proposed nominee or any other person or persons (including their names) pursuant to which the nomination(s) are being made by such person, and any material interest of such person, or any affiliates or associates of such person, in such nomination, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person; (4) a representation that the Stockholder giving notice intends to appear in person or by proxy at the annual meeting or special meeting to nominate the persons named in its notice; and (5) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

  (iv)          A Stockholder providing notice of any nomination proposed to be made at an annual meeting or special meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.11(a) shall be true and correct as of the record date for determining the Stockholders entitled to receive notice of the annual meeting or special meeting, and such update and supplement shall be delivered to or be mailed to and received by the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for determining the Stockholders entitled to receive notice of such annual meeting or special meeting.

  (v)          No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.11(a).  If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

(b)          Nature of Business at Meetings of Stockholders.  No business (other than nominations for election to the Board, which shall be subject to the provisions of Section 2.11(a)) may be transacted at an annual meeting of Stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof), or (c) otherwise properly brought before the annual meeting by any Stockholder of the Corporation (i) who is a Stockholder of record on the date of the giving of the notice provided for in this Section 2.11(b) and on the record date for the determination of Stockholders entitled to notice of and to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.11(b).

  (i)           In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a Stockholder, such Stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

  (ii)          To be timely, a Stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of Stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the Stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Stockholder’s notice as described above.

  (iii)          To be in proper written form, a Stockholder’s notice to the Secretary must set forth (A) as to each matter such Stockholder proposes to bring before the annual meeting a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, and (B) as to the Stockholder giving notice and the beneficial owner, if any, on whose behalf the proposal is being made, (1) the name and address of such person, (2) (w) the class or series and number of all shares of stock of the Corporation which are owned beneficially or of record by such person and any affiliates or associates of such person, (x) the name of each nominee holder of shares of all stock of the Corporation owned beneficially but not of record by such person or any affiliates or associates of such person, and the number of such shares of stock of the Corporation held by each such nominee holder, (y) whether and the extent to which any derivative instrument, swap, option, warrant, short interest, hedge or profit interest or other transaction has been entered into by or on behalf of such person, or any affiliates or associates of such person, with respect to stock of the Corporation and (z) whether and the extent to which any other transaction, agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock of the Corporation) has been made by or on behalf of such person, or any affiliates or associates of such person, the effect or intent of any of the foregoing being to mitigate loss to, or to manage risk or benefit of stock price changes for, such person, or any affiliates or associates of such person, or to increase or decrease the voting power or pecuniary or economic interest of such person, or any affiliates or associates of such person, with respect to stock of the Corporation; (3) a description of all agreements, arrangements, or understandings (whether written or oral) between or among such person, or any affiliates or associates of such person, and any other person or persons (including their names) in connection with the proposal of such business and any material interest of such person or any affiliates or associates of such person, in such business, including any anticipated benefit therefrom to such person, or any affiliates or associates of such person, (4) a representation that the Stockholder giving notice intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (5) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies by such person with respect to the proposed business to be brought by such person before the annual meeting pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

  (iv)          A Stockholder providing notice of business proposed to be brought before an annual meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.11(b) shall be true and correct as of the record date for determining the

Stockholders entitled to receive notice of the annual meeting and such update and supplement shall be delivered to or be mailed to and received by the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for determining the Stockholders entitled to receive notice of the annual meeting.

  (v)          No business shall be conducted at the annual meeting of Stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.11(b); provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.11(b) shall be deemed to preclude discussion by any Stockholder of any such business.  If the chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

SECTION 2.12.  Conduct of Meetings.  The Board may adopt by resolution such rules and regulations for the conduct of any meeting of the Stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board, the chairman of any meeting of the Stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.01. General Powers. The business and affairs of the Corporation shall be managed by the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these By-laws directed or required to be exercised or done by Stockholders.

SECTION 3.02. Number and Term of Office. The number of Directors shall be not less than 5 or more than 12, which number may be fixed or changed from time to time, within the minimum and maximum, by the Board. Directors shall be elected at the annual meeting of Stockholders or, if, in accordance with Section 2.01 hereof, no such annual meeting is held, by written consent in lieu of meeting pursuant to Section 2.10 hereof, and each Director shall hold office until his successor is elected and qualified, or until his earlier death or resignation or removal in the manner hereinafter provided.

SECTION 3.03. Resignation. Any Director may resign at any time by giving written notice (which may be by electronic transmission) to the Board, the Chairman of the Board of the Corporation (the “Chairman”) or the Secretary. Such resignation shall specify whether it will be effective (i) at a specified time, (ii) upon receipt thereof by the Board, the Chairman or the Secretary, as the case may be, or (iii) upon the acceptance of the resignation by the Board.

SECTION 3.04. Removal. Any or all of the Directors may be removed, with or without cause, at any time by vote of the recordholders of a majority of the Shares then entitled to vote at an election of Directors, or by written consent of the recordholders of Shares pursuant to Section 2.10 hereof.

SECTION 3.05. Vacancies. Vacancies occurring on the Board as a result of the removal of Directors without cause may be filled only by vote of the recordholders of a majority of the Shares then entitled to vote at an election of Directors, or by written consent of such recordholders pursuant to Section 2.10 hereof. Vacancies occurring on the Board for any other reason, including, without limitation, vacancies occurring as a result of the creation of new directorships that increase the number of Directors, may be filled by such vote or written consent or by vote of the Board or by written consent of the Directors pursuant to Section 3.08 hereof. If the number of Directors then in office is less than a quorum, such other vacancies may be filled by vote of a majority of the Directors then in office or by written consent of all such Directors pursuant to Section 3.08 hereof. Unless earlier removed pursuant to Section 3.04 hereof, each Director chosen in accordance with this Section 3.05 shall hold office until the next annual election of Directors by the Stockholders and until his successor shall be elected and qualified.

SECTION 3.06. Meetings. (a) Annual Meetings. As soon as practicable after each annual election of Directors by the Stockholders, the Board shall meet for the purpose of organization and the transaction of other business, unless it shall have transacted all such business by written consent pursuant to Section 3.08 hereof.

(b)          Other Meetings. Other meetings of the Board shall be held at such times as the Chairman, the President of the Corporation (the “President”), the Secretary or a majority of the Board shall from time to time determine.

(c)          Notice of Meetings. The Secretary shall give written notice to each Director of each meeting of the Board, which notice shall state the place, date, time and purpose of such meeting.  Notice of each such meeting shall be given to each Director, if by mail, addressed to him at his residence or usual place of business, as such address appears in the records of the Corporation, at least two days before the day on which such meeting is to be held, or if by electronic transmission, or delivered personally to such address or by telephone, not later than the day before the day on which such meeting is to be held, or, in each case, on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. A written waiver of notice, signed by the Director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Board need be specified in any written waiver of notice thereof. Attendance of a Director at a meeting of the Board shall constitute a waiver of notice of such meeting, except as provided by law.

(d)          Place of Meetings. The Board may hold its meetings at such place or places within or without the State of Delaware as the Board or the Chairman may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

(e)          Quorum and Manner of Acting. A majority of the total number of Directors then in office (but in no event less than two if the total number of directorships, including vacancies, is greater than one and in no event a number less than a majority of the total number of directorships, including vacancies) shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those Directors present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board, except as otherwise expressly required by law, the Certificate of Incorporation or these By-laws. In the absence of a quorum for any such meeting, a majority of the Directors present thereat may adjourn such meeting from time to time until a quorum shall be present.

(f)           Organization. At each meeting of the Board, one of the following shall act as chairman of the meeting and preside, in the following order of precedence:

  (i)           the Chairman;

  (ii)           the President;

  (iii)          any Director chosen by a majority of the Directors present.

The Secretary or, in the case of his absence, any person (who shall be an Assistant Secretary, if an Assistant Secretary is present) whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

SECTION 3.07. Committees of the Board. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more Directors. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member. Any committee of the Board, to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have such power or authority in reference to amending the Certificate of Incorporation (except that such a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation under Section 251 or 252 of the General Corporation Law, recommending to the Stockholders the sale, lease or exchange of all or substantially all the Corporation’s property and assets, recommending to the Stockholders a dissolution of the Corporation or the revocation of a dissolution, or amending these By-laws; provided further, however, that, unless expressly so provided in the resolution of the Board designating such committee, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board when so requested by the Board.

SECTION 3.08. Directors’ Consent in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if all the members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or such committee.

SECTION 3.09. Action by Means of Telephone or Similar Communications Equipment. Any one or more members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

SECTION 3.10. Compensation. Unless otherwise restricted by the Certificate of Incorporation, the Board may determine the compensation of Directors. In addition, as determined by the Board, Directors may be reimbursed by the Corporation for their expenses, if any, in the performance of their duties as Directors. No such compensation or reimbursement shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

SECTION 3.11. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if (a) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the Stockholders; or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the Stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee that authorizes the contract or transaction.

ARTICLE IV

OFFICERS

SECTION 4.01. Officers. The officers of the Corporation shall be the Chairman, the President, the Secretary and a Treasurer and may include one or more Vice Presidents and one or more Assistant Secretaries and one or more Assistant Treasurers. Any two or more offices may be held by the same person.

SECTION 4.02. Authority and Duties. All officers shall have such authority and perform such duties in the management of the Corporation as may be provided in these By-laws or, to the extent not so provided, by resolution of the Board.

SECTION 4.03. Term of Office, Resignation and Removal. (a) Each officer shall be appointed by the Board and shall hold office for such term as may be determined by the Board. Each officer shall hold office until his successor has been appointed and qualified or his earlier death or resignation or removal in the manner hereinafter provided. The Board may require any officer to give security for the faithful performance of his duties.

(b)          Any officer may resign at any time by giving written notice to the Board, the Chairman, the President or the Secretary. Such resignation shall take effect at the time specified in such notice or, if the time be not specified, upon receipt thereof by the Board, the Chairman, the President or the Secretary, as the case may be. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

(c)          All officers and agents appointed by the Board shall be subject to removal, with or without cause, at any time by the Board or by the action of the recordholders of a majority of the Shares entitled to vote thereon.

SECTION 4.04. Vacancies. Any vacancy occurring in any office of the Corporation, for any reason, shall be filled by action of the Board. Unless earlier removed pursuant to Section 4.03 hereof, any officer appointed by the Board to fill any such vacancy shall serve only until such time as the unexpired term of his predecessor expires unless reappointed by the Board.

SECTION 4.05. The Chairman. The Chairman shall have the power to call special meetings of Stockholders, to call special meetings of the Board and, if present, to preside at all meetings of Stockholders and all meetings of the Board. The Chairman shall perform all duties incident to the office of Chairman of the Board and all such other duties as may from time to time be assigned to him by the Board or these By-laws.

SECTION 4.06. The President. The President shall be the chief executive officer of the Corporation and shall have general and active management and control of the business and affairs of the Corporation, subject to the control of the Board, and shall see that all orders and resolutions of the Board are carried into effect. The President shall perform all duties incident to the office of President and all such other duties as may from time to time be assigned to him by the Board or these By-laws.

SECTION 4.07. Vice Presidents. Vice Presidents, if any, in order of their seniority or in any other order determined by the Board, shall generally assist the President and perform such other duties as the Board or the President shall prescribe, and in the absence or disability of the President, shall perform the duties and exercise the powers of the President.

SECTION 4.08. The Secretary. The Secretary shall, to the extent practicable, attend all meetings of the Board and all meetings of Stockholders and shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform the same duties for any committee of the Board when so requested by such committee. He shall give or cause to be given notice of all meetings of Stockholders and of the Board, shall perform such other duties as may be prescribed by the Board, the Chairman or the President and shall act under the supervision of the Chairman. He shall keep in safe custody the seal of the Corporation and affix the same to any instrument that requires that the seal be affixed to it and which shall have been duly authorized for signature in the name of the Corporation and, when so affixed, the seal shall be attested by his signature or by the signature of the Treasurer of the Corporation (the “Treasurer”) or an Assistant Secretary or Assistant Treasurer of the Corporation. He shall keep in safe custody the certificate books and Stockholder records and such other books and records of the Corporation as the Board, the Chairman or the President may direct and shall perform all other duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman or the President.

SECTION 4.09. Assistant Secretaries. Assistant Secretaries of the Corporation (“Assistant Secretaries”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Secretary and perform such other duties as the Board or the Secretary shall prescribe, and, in the absence or disability of the Secretary, shall perform the duties and exercise the powers of the Secretary.

SECTION 4.10. The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit such funds in such banks or other depositories as the Board, or any officer or officers, or any officer and agent jointly, duly authorized by the Board, shall, from time to time, direct or approve. He shall disburse the funds of the Corporation under the direction of the Board and the President. He shall keep a full and accurate account of all moneys received and paid on account of the Corporation and shall render a statement of his accounts whenever the Board, the Chairman or the President shall so request. He shall perform all other necessary actions and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of treasurer of a corporation. When required by the Board, he shall give bonds for the faithful discharge of his duties in such sums and with such sureties as the Board shall approve.

SECTION 4.11. Assistant Treasurers. Assistant Treasurers of the Corporation (“Assistant Treasurers”), if any, in order of their seniority or in any other order determined by the Board, shall generally assist the Treasurer and perform such other duties as the Board or the Treasurer shall prescribe, and, in the absence or disability of the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

ARTICLE V

SHARES AND TRANSFERS OF SHARES

SECTION 5.01. Certificated or Uncertificated Shares. Shares may be certificated or uncertificated, as provided under the General Corporation Law. All certificates evidencing Shares shall be numbered and shall be entered in the books of the Corporation as they are issued.  Such certificates shall exhibit the holder’s name and number of Shares and shall be signed by the Chairman, the President or any Vice President and by the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer. Any or all of the signatures on the certificate may be a facsimile. In the event any such officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to hold such office or to be employed by the Corporation before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer had held such office on the date of issue.

SECTION 5.02. Registration. A record of the name and address of each person, firm or corporation holding certificated or uncertificated Shares issued by the Corporation, the number of Shares held, the date of issuance thereof and, in the case of cancellation, the date of cancellation, shall be entered on the books of the Corporation. Except as otherwise expressly required by law, the person in whose name Shares stand on the books of the Corporation shall be deemed the owner and recordholder thereof for all purposes.

SECTION 5.03. Transfers of Shares. Transfers of Shares shall be made only on the books of the Corporation upon request of the recordholder of such Shares, or of his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, (a) in the case of Shares represented by  a certificate or certificates, upon the surrender of the certificate or certificates evidencing such Shares properly endorsed or accompanied by a stock power duly executed, together with such proof of the authenticity of signatures as the Corporation may reasonably require, and (b) in the case of uncertificated Shares, proper transfer instructions from the recordholder of such uncertificated Shares and reasonable assurance that such instructions are genuine and effective.

SECTION 5.04. Addresses of Stockholders. Each Stockholder shall designate to the Secretary an address at which notices of meetings and all other corporate notices may be served or mailed to such Stockholder, and, if any Stockholder shall fail to so designate such an address, corporate notices may be served upon such Stockholder by mail directed to the mailing address, if any, as the same appears in the books of the Corporation or at the last known mailing address of such Stockholder.

SECTION 5.05. Lost, Destroyed and Mutilated Certificates. Each recordholder of Shares shall promptly notify the Corporation of any loss, destruction or mutilation of any certificate or certificates evidencing any Share or Shares of which he is the recordholder. The Board may, in its discretion, cause the Corporation to issue a new certificate or uncertificated Shares in place of any certificate theretofore issued by it and alleged to have been mutilated, lost, stolen or destroyed, upon the surrender of the mutilated certificate or, in the case of loss, theft or destruction of the certificate, upon satisfactory proof of such loss, theft or destruction, and the Board may, in its discretion, require the recordholder of the Shares evidenced by the lost, stolen or destroyed certificate or his legal representative to give the Corporation a bond sufficient to indemnify the Corporation against any claim made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated Shares.

SECTION 5.06. Regulations. The Board may make such other rules and regulations as it may deem expedient, not inconsistent with these By-laws, concerning the issue, transfer and registration of certificates evidencing Shares or uncertificated Shares.

SECTION 5.07. Fixing Date for Determination of Stockholders of Record.

(a)          In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other such action. A determination of the Stockholders entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b)          In order that the Corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting of Stockholders, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board.  Any Stockholder of record seeking to have the Stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary of the Corporation, request the Board to fix a record date.  The Board shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date.  If no record date has been fixed by the Board within 10 days of the date on which such a request is received, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the Stockholders are recorded, to the attention of the Secretary of the Corporation.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  If no record date has been fixed by the Board within 10 days of the date on which such request is received and prior action by the Board is required by applicable law, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

ARTICLE VI

SEAL

SECTION 6.01. Seal. The Board may approve and adopt a corporate seal, which shall be in the form of a circle and shall bear the full name of the Corporation, the year of its incorporation and the words “Corporate Seal Delaware”.

ARTICLE VII

FISCAL YEAR

SECTION 7.01. Fiscal Year. The fiscal year of the Corporation shall be on a “52-53 week” basis. This fiscal year shall end with the Saturday which is closest to the last day of December of each year and the next fiscal year shall begin with the Sunday immediately following the Saturday on which the preceding fiscal year ended.

ARTICLE VIII

AMENDMENTS

SECTION 8.01. Amendments. Any By-law (including these By-laws) may be adopted, amended or repealed by the vote of the recordholders of a majority of the Shares then entitled to vote at an election of Directors or by written consent of Stockholders pursuant to Section 2.10 hereof, or by vote of the majority of the entire Board or by a written consent of Directors pursuant to Section 3.08 hereof.